                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                       ----------------------------------



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported) March 22, 1999


                               TRC COMPANIES, INC.
                               -------------------
             (Exact name of registrant as specified in its charter)


              DELAWARE                              1-9947                            06-0853807
------------------------------------- ----------------------------------- -----------------------------------
    (State or other jurisdiction                 (Commission                        (IRS Employer
         of incorporation)                       File Number)                    Identification No.)


5 WATERSIDE CROSSING, WINDSOR, CT                                                                      06095
---------------------------------------------------------------------- --------------------------------------
(Address of principal executive offices)                                                          (Zip Code)


Registrant's telephone number including area code                                             (860) 289-8631
                                                                                              --------------

ITEM 5. OTHER EVENTS

On March 22, 1999, the Registrant announced the completion of the merger of a wholly-owned subsidiary with Alton Geoscience, Inc., headquartered in Irvine, California. Alton's primary activities include site investigations, remediation and monitoring services to major oil and pipeline companies. The purchase price included cash of $1.6 million (net of cash received), a $.5 million holdback payable in one year and an additional payment contingent upon future earnings performance of Alton. Alton has annual revenue of approximately $10 million and is expected to be accretive to the Registrant's earnings. The acquisition has been accounted for using the purchase method of accounting.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  TRC COMPANIES, INC.


Date:    April 8, 1999                   By:      /s/ HAROLD C. ELSTON, JR.
                                            ------------------------------------
                                                       Harold C. Elston, Jr.
                                                      Senior Vice President,
                                                      Secretary and Treasurer




                                       3